RESCISSION  AGREEMENT                  EXHIBIT  10.2
                           ---------------------

THIS RESCISSION AGREEMENT is made this    day of November,  1998  by and between
                                       --
R & R RESOURCES, INC., a Nevada corporation (hereinafter called "the the Company"), and PILARES OIL & GAS, INC., a Texas corporation (hereinafter called "Pilares").

                              W I T N E S S E T H :

WHEREAS the parties hereto entered into that certain Assignment and Agreement dated November 21, 1997 ("the Assignment and Agreement"herein), whereby Pilares sold and assigned to the Company 300,000 shares of stock (hereinafter called "the Paint Rock Shares") of PAINT ROCK ENERGY, INC., a Texas corporation (hereinafter called "Paint Rock") in exchange for 3,185,230 shares of the Company's common stock having a par value of $0.001 per share (hereinafter called "the Subject Company Shares") on the terms and conditions set forth therein; and

WHEREAS the parties hereto with to rescind the Assignment and Agreement and all of the transactions thereunder on the terms and conditions contained herein;

NOW THEREFORE, the parties hereto, in consideration of the promises and covenants hereinafter contained, hereby agree as follows:

1.  Rescission.  The parties hereto rescind the Assignment and Agreement and all
    ----------
of the transactions provided for thereunder, and, at the closing on the Closing Date (as hereinafter defined), the Paint Rock Shares will be returned to Pilares and the Subject Company Shares will be returned to Pilares.

3.  Representations  by Pilares to the Company.  Pilares represents and warrants
    ------------------------------------------
to  the  Company  as  follows:

     a. Pilares and Paint Rock were duly organized, are and, on the Closing Date (as hereinafter defined,) will be validly existing under and pursuant to the laws of the State of Texas with full power to conduct the business in which they are engaged.

     b. This Rescission Agreement has been duly authorized, executed and delivered on behalf of Pilares, enforceable in accordance with its terms, and Pilares has full power and lawful authority to enter into this Rescission
Agreement  on  the  terms  and  conditions  herein  set  forth.

     c. The consummation of the transactions contemplated by this Rescission Agreement in compliance with the provisions hereof will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance on, any property or assets of Pilares pursuant to any indenture, mortgage, deed of trust, agreement, articles of incorporation, bylaws, contract, or other instrument to which Pilares is a party or by which Pilares may be bound.

     d. The Paint Rock Shares, when issued by Paint Rock, were validly issued by Paint Rock, and, when assigned and transferred to the Company and were legally and beneficially owned by Pilares, free and clear of all claims, liens, and encumbrances.

     e. The Subject Company Shares are, and, on the Closing Date (as hereinafter defined), prior to their return and transfer to the Company, will be legally and beneficially owned by Pilares, free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances. Pilares has the unrestricted right and power to transfer, convey and deliver all ownership of the Subject Company Shares without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority and upon the transfer of such shares to the Company as contepmplated herein, the Company will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions (except those imposed by appliable securities laws).

     f. Paint Rock is and will be on the Closing Date (as hereinafter defined) in good standing as a Texas corporation.

3.  Representations  of the Company.  The the Company represents and warrants to
    -------------------------------
Pilares  as  follows:

     a. The Company, which was incorporated on June 10, 1997, was duly organized and is and, on the Closing Date (as hereinafter defined) will be validly existing under and pursuant to the laws of the State of Nevada with full power to conduct the business in which in intends to engage.

     b. This Rescission Agreement has been duly authorized, executed and delivered on behalf of the the Company, enforceable in accordance with its terms, and the the Company has full power and lawful authority to enter into this Rescission Agreement on the terms and conditions herein set forth.

     c. The consummation of the transactions contemplated by this Rescission Agreement in compliance with the provisions hereof will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance on, any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, agreement, articles of incorporation, bylaws, contract, or other instrument to which the the Company is a party or by which the the Company may be bound.

     d. The Paint Rock Shares are, and on the Closing Date (as hereinafter defined), prior to their return and transfer to Pilares, will be legally and beneficially owned by the Company, free and clear of all claims, liens, and encumbrances.

     e. There is no litigation presently pending or threatened against the the Company.

     f. The total number of shares of the common stock which the the Company is authorized to issue is fifty million (50,000,000) shares of common stock having a par value of $0.001 per share.

4.  Indemnification.  The parties hereto agree to and shall indemnify each other
    ---------------
and their successors, assigns, heirs, and personal representatives against any and all damages resulting from any breach of any representation, warranty, or agreement set forth in this Rescission Agreement or the untruth or inaccuracy thereof. The parties hereto further agree to and shall indemnify each other and their successors, assigns, heirs, and personal representatives against any and all debts, liabilities, choses in action, or claims of any nature, absolute or contingent, resulting from such breach, untruth or inaccuracy. This indemnity shall survive the closing of the transactions contemplated hereunder but shall be limited to liabilities of which one party hereto shall receive notice in writing from the other party or their or its successors and assigns within five
(5) years from the date hereof. Such party or his, her, or its successors and assigns shall notify the other parties or parties of any such liabilities, breach of warranty, untruth, or inaccuracy of representation or any claim thereof with reasonable promptness, and such party or parties or their or its successors and assigns shall have, at their election, the right to compromise or defend any such matter involving asserted liability through counsel of their own choosing and at their expense. Such notice and opportunity to compromise or defend, if applicable, shall be a condition precedent to any liability of such party under this indemnity. In the event that a party hereto undertakes to compromise or defend any such liability, then such party shall notify the other party or their or its successors and assigns shall cooperate with the other party or parties and their or its counsel in the compromising or defending against any such liabilities.

5.  Survival  of  Representations.  The  representations,  warranties,  and
    -----------------------------
agreements of the parties hereto contained in this Rescission Agreement shall not be discharged or dissolved upon but shall survive the closing hereunder and shall be unaffected by any investigation made by any party at any time.

6.  Closing.  The  closing  of the transaction contemplated hereunder, including
    -------
but not limited to the delivery of the Paint Rock Shares and the Subject Company Shares will take place at the Law Offices of Patrick C. Clary, Chartered, located at 520 South Fourth Street, Suite 360, Las Vegas, Nevada 89101, on November, 1998, or on such other date as is agreed to in writing by the parties hereto ("the Closing Date" herein).

7.  Notices.  Any notices to be given hereunder by one party hereto to the other
    -------
party hereto shall be deemed to have been made if personally delivered or sent by certified mail, return receipt requested, Federal Express, United Parcel
Service, Airborne Express, Express Mail or other overnight mail service, or facsimile transmission and addressed as follows:

     If  to  the  Company:    R  &  R  Resources,  Inc.
                              520  South  Fourth  Street,  Suite  360
                              Las  Vegas,  Nevada  89101

     If  to  Pilares:         Pilares  Oil  &  Gas,  Inc
                              3241  South  First  Street
                              Abilene,  Texas  79605

The foregoing addresses may be changed in the same manner as provided hereinabove for the giving of notices.

8.  Attorneys'  Fees.  If any litigation is commenced between the parties hereto
    ----------------
or their representatives concerning any provisions of this Rescission Agreement or the rights and duties of any person or entity in relation to it, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for her or its attorneys' fees in such litigation.

9.  Counterparts.  This Rescission Agreement may be executed in counterparts and
    ------------
as executed shall constitute one Rescission Agreement, binding on both of the parties to it, notwithstanding that both parties are not signatory to the original or to the same counterpart.

10.  Binding  Effect.  Except  as  otherwise  provided  to  the  contrary,  this
     ---------------
Rescission Agreement shall be binding upon and inure to the benefit of the parties signatory to this Rescission Agreement and their personal representatives, heirs, successors and assigns.

11.  Headings.  The  headings  of the paragraphs of this Rescission Agreement in
     --------
no way define, limit, extend or interpret the scope of this Rescission Agreement or of any particular paragraph or section.

12.  Additional  Documents.  Each  of  the parties hereto agrees to execute with
     ---------------------
acknowledgment or affidavit, if required, any and all additional documents which may be necessary or expedient in the consummation of this Rescission Agreement and the achievement of its purposes.

13.  Validity.  If  any  provision  of  this  Rescission Agreement is held to be
     --------
invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Rescission Agreement.

14.  Interpretation.  When  the  context  in  which  words  are  used  in  this
     --------------
Rescission Agreement indicates that such is the intent, words in the singular number shall include the plural and in the masculine gender shall include the feminine and neuter, and vice versa.

15.  Applicable  Law.  It  is  the intention of the parties that the laws of the
     ---------------
State of Nevada govern the validity of this Rescission Agreement, the construction of its terms and conditions, and the interpretation of the rights and duties of the parties.

16.  Integrated  Agreement.  This  Rescission  Agreement  constitutes the entire
     ---------------------
understanding and agreement between the parties with respect to the subject matter of it, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth or provided in this Rescission Agreement.
IN WITNESS WHEREOF the parties hereto have executed this Rescission Agreement the day and year first hereinabove written.

                                   R  &  R  RESOURCES,  INC.
                                   By  /s/  William  Batts
                                       --------------------
                                            William  Batts
ATTEST:                            President
/s/  Norma  G.  E.  Eltringham
------------------------------
     Norma  G.  E.  Eltringham
Secretary                               PILARES  OIL  &  GAS,  INC.
                                        By  /s/        Childers
                                       ------------------------
                                                       Childers
ATTEST:                                 President
/s/  Norma  G.  E.  Eltringham
------------------------------
     Norma  G.  E.  Eltringham
Secretary